As filed with the Securities and Exchange Commission on June 14, 2004
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         PRECISION DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)


      ALBERTA, CANADA                                       NOT APPLICABLE
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                           Identification No.)

                            -------------------------

                            4200 Petro-Canada Centre
                             150 - 6th Avenue, S.W.
                            Calgary, Alberta, Canada
                                     T2P 3Y7
                                 (403) 716-4500
                    (Address of Principal Executive Offices)

                         PRECISION DRILLING CORPORATION
                             2004 STOCK OPTION PLAN
                           (Full titles of the plans)

                         Precision Drilling Corporation
                            c/o CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                                 (212) 894-8400
  (Name, address, telephone number, including area code, of agent for service)

                                   COPIES TO:

         Dale E. Tremblay                                     Andrew J. Foley
Senior Vice President, Finance and                           Edwin S. Maynard
     Chief Financial Officer                   Paul, Weiss, Rifkind, Wharton & Garrision LLP
  Precision Drilling Corporation                        1285 Avenue of the Americas
    4200, 150-6th Avenue, S.W.                            New York, NY 10019-6064
 Calgary, Alberta, Canada T2P 3Y7

                                      CALCULATION OF REGISTRATION FEE
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    Title of Each Class of          Amount to be       Proposed Maximum Offering          Proposed Maximum        Amount of
 Securities to be Registered        Registered(1)      Price Per Share (2)          Aggregate Offering Price(1)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares..............       1,518,955 shares               $43.43                    $65,968,215.65            $8,358.17
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(1) Represents Common Shares issuable under the Precision Drilling Corporation 2004 Stock Option Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 under the Securities Act of 1933. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange Composite Transaction Tape on June 9, 2004 (a date within five business days of the filing of this Registration Statement).

                                     PART I

         The documents containing the information specified in Part I of Form S-8 are not required to be filed with the U.S. Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and rule 428 under the Securities Act of 1933 (the "Act"). The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by Precision Drilling Corporation as required by Part I of Form S-8 and by Rule 428 under the Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have been and will in the future be filed by us with the SEC are incorporated in this registration statement by reference:

         1. Our Annual Report on Form 40-F for the fiscal year ended December 31, 2003, which contains our audited financial statements for the fiscal year ended December 31, 2003.

         2. All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003.

         3. The description of our common shares contained in our Registration Statement on Form 40-F under the Exchange Act, as filed with the SEC on October 24, 1996, including any amendment or report filed for the purpose of amending such description.

         In addition, all reports and documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this registration statement from the filing date of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the BUSINESS CORPORATIONS ACT (Alberta) (the "ABCA"), the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant's request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnify.

         The By-laws of the registrant provide that, subject to the limitations contained in the ABCA, the registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the registrant's request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the registrant or any such body corporate), and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the registrant or such body corporate, if he acted honestly and in good faith with a view to the best interests of the registrant; and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         The By-laws of the registrant provide that the registrant may, subject to the limitations contained in the ABCA, purchase and maintain such insurance for the benefit of its directors and officers as such, as the board of directors of the registrant may from time to time determine.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.   EXHIBITS

         A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of the Exchange Act at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on June 9, 2004.

                                        PRECISION DRILLING CORPORATION


                                        By: /s/ Dale E. Tremblay
                                            -------------------------------
                                            Dale E. Tremblay
                                            Senior Vice President-Finance
                                            and Chief Financial Officer



                                POWER OF ATTORNEY

         The registrant and each director or officer of the registrant whose signature appears below constitutes and appoints Dale Tremblay, his or her true and lawful attorney-in-fact and agent, who may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and, in connection with any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                  TITLE                                         DATE
      ---------                                  -----                                         ----
/s/ Hank B. Swartout                     Chairman of the Board,                           June 9, 2004
-----------------------------            President and Chief Executive Officer
Hank B. Swartout


/s/ Dale E. Tremblay                     Senior Vice President-Finance and Chief          June 9, 2004
-----------------------------            Financial Officer
Dale E. Tremblay


/s/ W.C. (Mickey) Dunn                   Director                                         June 9, 2004
-----------------------------
W.C. (Mickey) Dunn

      SIGNATURE                                  TITLE                                         DATE
      ---------                                  -----                                         ----
/s/ Robert J.S. Gibson                   Director                                         June 9, 2004
-----------------------------
Robert J.S. Gibson


/s/ Murray K. Mullen                     Director                                         June 9, 2004
-----------------------------
Murray K. Mullen


/s/ Patrick M. Murray                    Director                                         June 9, 2004
-----------------------------
Patrick M. Murray


/s/ Frederick W. Pheasey                 Director                                         June 9, 2004
-----------------------------
Frederick W. Pheasey


/s/ Robert L. Phillips                   Director                                         June 9, 2004
-----------------------------
Robert L. Phillips


/s/ H. Garth Wiggins                     Director                                         June 9, 2004
-----------------------------
H. Garth Wiggins

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States on June 9, 2004.


                                             CEDA INTERNATIONAL, INC.


                                             By: /s/ Dale E. Tremblay
                                                 -----------------------------
                                                 Dale E. Tremblay
                                                 Vice President

INDEX TO EXHIBITS
-----------------


EXHIBITS           DESCRIPTION
--------           -----------

     5.1 Opinion of Borden Ladner Gervais LLP regarding the legality of the Common Shares.

     23.1          Consent of KPMG LLP.

     23.2          Consent of Borden Ladner Gervais LLP.

     24.1          Power of Attorney (included on signature page hereto).